UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2004

SEMCO Energy, Inc. (Exact name of registrant as specified in its chapter)

Michigan (State or other jurisdiction of incorporation)	001-15565 (Commission File Number)	38-2144267 (IRS Employer Identification No.)

28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan (Address of principal executive offices)	48334 (Zip Code)

Registrant's telephone number, including area code: 248-702-6000

__________________________________________________________ (Former name or former address, if changed since last report)

Item 5.       Other Events.

   On June 1, 2004, SEMCO Energy, Inc. (the "Company") issued the attached press release announcing the private placement of $19 million of convertible preference shares (the “Securities”). The transaction represents the second tranche of the previously announced $50 million issuance of the Securities and was approved by the Company’s shareholders at the Annual Meeting of Shareholders on May 24, 2004.

Item 7.(c)   Exhibits.

99   Press Release issued June 1, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Dated: June 2, 2004	By:	/s/ John E. Schneider

John E. Schneider Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX
Form 8-K
June 1, 2004

Filed

Exhibit No.	Description	Herewith	By Reference

99	Press Release issued June 1, 2004.	x

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